QUINN EMANUEL URQUHART OLIVER & HEDGES, LLP            "ORIGINAL FILED
  Charles K. Verhoeven (Bar No. 170151)
  Susan L. Wines (Bar No. 168643)                                                          December 20, 2002
  Victoria F. Maroulis (Bar No. 202603)
  Jennifer Kash Hartog (Bar No. 203679)                                                Richard W. Wieking
  W. Paul Schuck (Bar No. 203717)                                                     Clerk, US District Court
201 Sansome Street, 6th Floor                                                            Northern District of California"
San Francisco, California 94104
Telephone: (415) 986-5700
Facsimile: (415) 987-5707

Attorneys for Plaintiff-Counterclaim Defendant
TEGIC COMMUNICATIONS, INC.

IN THE UNITED STATES DISTRICT COURT

FOR THE NORTHERN DISTRICT OF CALIFORNIA

SAN FRANCISCO DIVISION

TEGIC COMMUNICATIONS, INC., a Washington Corporation,

                              Plaintiff-Counterclaim
                              Defendant,
v.

ZI CORPORATION, a Canadian Corporation, and ZI CORPORATION OF AMERICA, INC., a Nevada Corporation,

                              Defendants-Counterclaim
                              Plaintiffs.

) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	CASE NO. C 00-0989 MMC CONSENT JUDGMENT ORDER AND PERMANENT INJUNCTION Court: Honorable Maxine M. Chesney Courtroom: 2, 17th Floor Date: None Requested

                It has been represented to this Court that the parties, Plaintiff and Counterclaim Defendant Tegic Communications, Inc. ("Plaintiff") and Defendants Zi Corporation and Zi Corporation, Inc. ("Defendants") have agreed to a compromise and settlement of this civil action.

1

Consent Judgment
and Permanent Injunction

                WHEREFORE, with the consent of the parties, through their respective counsel, IT IS HEREBY FINALLY ORDERED, ADJUDGED AND DECREED as follows:

                1.        The Court has jurisdiction of the parties and the subject matter of this action.

                2.        Plaintiff Tegic Communications, Inc. owns and has standing to sue for infringement of its U.S. Patent No. 5,818,437 ("'437 Patent") and U.S. Patent No. 6,011,554 ("'554 Patent").

                3.        Plaintiff and Defendants have entered into a Settlement Agreement settling this action.

                4.        Defendants hereby agree, and the Court accordingly orders, that the '437 Patent and the '554 Patent are valid and enforceable and that Defendants have willfully infringed the '437 Patent and the '554 Patent causing $9 million in damages to Plaintiff.

                5.        Defendants hereby agree, and the Court accordingly orders, that Defendants, their officers, agents, servants, employees, attorneys, and all those persons acting in concert or participating with them, are permanently enjoined from infringing the '437 Patent and the '554 Patent either directly, or by inducing or contributing to their infringement, by:

(A)	making, using, importing, offering for sale, or selling in the United States eZiText versions 4.0, 4.1 or 4.2 for alphabetic languages; or
(B)	making, using offering for sale, or selling in the United States any product, or component, that is not colorably different from eZiText versions 4.0, 4.1 or 4.2 for alphabetic languages;

                6.        In accordance with, and subject to, the terms and conditions of the Settlement Agreement, Plaintiff's Complaint, and Defendants' Counterclaim, are hereby dismissed with prejudice.

                7.        Defendants hereby agree that any breach by them of the Settlement Agreement, including any failure to timely pay any settlement amount, shall entitle Plaintiff to immediately execute any unpaid portion of the $9 million damages award owed pursuant to the Settlement Agreement.

2

Consent Judgment
and Permanent Injunction

                8.        This Court retains jurisdiction over the parties for the purposes of enforcing the terms and conditions of this Order and the Settlement Agreement.

                9.        Each party shall bear its own costs and attorneys' fees.

DATED: December 16, 2002	QUINN EMANUEL URQUHART OLIVER & HEDGES, LLP
By	"Charles K. Verhoeven"
 Charles K. Verhoeven (Bar No. 170151)
Jennifer Kash Hartog (Bar No. 203679)
W. Paul Schuck (Bar No. 203717)
201 Sansome Street, 6th Floor
San Francisco, California 94104
Telephone: (415) 986-5700
Facsimile: (415) 987-5707

DAVIS WRIGHT TREMAINE LLP
Martin L. Fineman (State Bar No. 104413)
Peter L. Isola (State Bar No. 144146)
One Embarcadero Center, Suite 600
San Francisco, California 94111-3834
Telephone: (415) 276-6500
Facsimile: (415) 276-6599

Attorneys for Plaintiff and Counterclaim- Defendant Tegic Communications, Inc.

DATED: December 16, 2002	MORRISON & FOERSTER LLP

By:	"Jack W. Londen"
 Jack W. Londen (Bar No. 85776)
Lois K. Perrin (Bar No. 185242)
425 Market Street
San Francisco, California 94105-2482
Telephone: (415) 268-7000

Attorneys for Defendants
Zi Corporation and Zi Corporation of America, Inc.

3

Consent Judgment
and Permanent Injunction

Pursuant to the agreement of the parties, it is so ordered.

Dated: Dec. 20, 2002	"Maxine M. Chesney" The Honorable Maxine M. Chesney United States District Court Judge

4

Consent Judgment
and Permanent Injunction

PROOF OF SERVICE

                I, Terri D. Mickles, declare under penalty of perjury under the laws of The United States of America that the following is true and correct:

                I am employed in the City of San Francisco, County of San Francisco, State of California, in the office of a member of the bar of this court, at whose direction the service was made. I am a citizen of the United States, over the age of eighteen (18) years, and not a party to or interested in the within-entitled action. I am an employee of QUINN EMANUEL URQUHART OLIVER & HEDGES, LLP, and my business address is 201 Sansome Street, 6th Floor, San Francisco, California 94104.

                I caused to be served the following document(s):

                [PROPOSED] CONSENT JUDGMENT ORDER AND PERMANENT INJUNCTION

                I caused the above documents to be served on each person on the attached list by the following means:

[M]	I enclosed true and correct copies of said document(s) in an envelope and placed it for collection and mailing with the United States Post Office on December 16, 2002, following the ordinary business practice.
(Indicated on the attached address list by an [M] next to the address.)
[]	I enclosed true and correct copies of said documents in an envelope, and placed it for collection and mailing via Federal Express on November 22, 2002, for guaranteed delivery on November 25, 2002, following the ordinary business practice.
(Indicated on the attached address list by an [FD] next to the address.)
[F]	I consigned true and correct copies of said documents for facsimile transmission on December 16, 2002.
(Indicated on the attached address list by an [F] next to the address.)
[]	I enclosed true and correct copies of said documents in an envelope, and consigned it for hand delivery by messenger on December 16, 2002.
(Indicated on the attached address list by an [H] next to the address.)

                I am readily familiar with my firm’s practice for collection and processing of correspondence for delivery in the manner indicated above, to wit, that correspondence will be deposited for collection in the above-described manner this same day in the ordinary course of business.

                Executed on December 16, 2002, at San Francisco, California.

                                                                                                      "Terri D Mickles"
                                                                                                      TERRI D MICKLES

Proof of service
Case No C 00-0989 MMC                                                                                                                            50561/42095.1

SERVICE LIST

Key: [M] Delivery by Mail [F] Delivery by Facsimile	[FD] Delivery by Federal Express [FM] Deliver by Facsimile and Mail	[H] Delivery by hand [EM] E-Mail

[FM] Jack W. Londen Matthew I. Kreeger Matthew J. Zimmerman Morrison & Foerster LLP 425 Market Street San Francisco, CA 94105-2482 Phone: (415) 268-7000 Fax: (415) 268-7522	[FM] Lois K. Perrin Morrison & Foerster, LLP 2000 Pennsylvania Ave., N.W. Suite 5500 Washington, D.C. 20006 Phone: (202) 887-1500 Fax: (202) 887-0763